Exhibit 99.1

Checkmate Pharmaceuticals Strengthens Board of Directors with Appointment of Joy Yan, M.D., Ph.D.

Nilesh Kumar, Ph.D. departs Board of Directors upon transition to new role at Wellington Management

CAMBRIDGE, Mass., December 20, 2021 – Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced the addition of Joy Yan, M.D., Ph.D. to its Board of Directors (“Board”).

“Joy’s impressive track record in immuno-oncology focused clinical development will be valuable as we continue to advance vidutolimod toward registration in melanoma and proof of concept in additional indications,” commented Alan Fuhrman, Interim CEO and President of Checkmate. “We are pleased to welcome Joy to Checkmate’s Board.”

Dr. Yan currently serves as Chief Medical Officer at Ambrx Biopharma Inc., a biopharmaceutical company with an expanded genetic code technology platform, where she led the pipeline strategy and quickly advanced three antibody drug conjugate development programs. Previously, at Bristol Myers Squibb, she led the successful development of multiple oncology products from strategic planning through global submissions and approvals, including BMS’ first FDA Pilot Programs (RTOR, Project ORBIS, AAid) for nivolumab and ipilimumab. She also has broad clinical development experience from working at Janssen Pharmaceutical and Bayer AG, where she led Phase I, II and III studies exploring a variety of MOAs and evaluated NMEs (daratumumab, radium-223, anti-IL3R, Bi-specifics, ADCs, TKIs) across multiple tumor types. Dr. Yan completed her Ph.D. in Biochemistry & Molecular Biology at Johns Hopkins University. She received her M.D. from China Medical University and completed her residency and clinical fellowship at the University of Washington.

“I am excited to join Checkmate’s Board and work with this science-oriented team,” said Dr. Yan. “Checkmate’s unique DNA and RNA delivery platform could transform drug development in oncology. The impressive monotherapy clinical data of vidutolimod differentiates this drug from other innate immune activators and demonstrates the uniqueness of CpG A from CpG B or C.”

Concurrent with the appointment of Dr. Yan, Nilesh Kumar, Ph.D. notified Checkmate he will retire from Checkmate’s Board and the Compensation Committee of the Board, effective December 31, 2021.

“On behalf of the entire Board, I thank Nilesh for his contributions to Checkmate. We wish him the very best in his future endeavors,” said Mike Powell, Chairman of the Board.

About Checkmate

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (CMP-001), including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned and ongoing clinical trials for vidutolimod and the benefits and related implications of current and future partnerships and/or collaborations; and expectations regarding the Company’s use of capital, expenses and other financial results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 and in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall Advisors

781-235-3060

ksharma@macdougall.bio